Exhibit 10.24

FEE CONVERSION AND SETTLEMENT AGREEMENT

THIS FEE CONVERSION AND SETTLEMENT AGREEMENT ("Agreement"), is entered into as of the date of mutual execution by and among Blast Energy Services, Inc., a Texas corporation (“BLAST” or the “Company”) on one hand, and Brian Frank and Lewis Mason (Frank and Mason collectively referred to as the (“Holders”) on the other hand.  Trident Partners Ltd (“Trident”) is a designated third party beneficiary of this Agreement.  This Agreement is entered into with reference to the following facts:

RECITALS

A. On November 15, 2010, the Company and Trident entered into a placement engagement agreement (“Placement Agent Agreement”);

B.  In connection with the Placement Agent Agreement, on December 19, 2011, the affiliated broker dealers of Trident, namely Brian Schantz, Edward Flynn, Brian Frank, and Lewis Mason (collectively the “Allocation Group”) were issued warrants to purchase One Million Two Hundred Thousand (1,200,000) shares of Common Stock of the Company at $0.01 per share (the “Warrants”) as compensation for previous placement agent services under the Placement Agent Agreement (“Original Warrant Agreement”).

C. Differences have arisen between BLAST and the Holders and Trident, as to what other compensation BLAST owes to Trident and/or the Holders under the Placement Agent Agreement.

D. BLAST and the Holders wish to settle all differences between them which arise out of or which in any way are connected with or related to fees or compensation payable under the Placement Agent Agreement.

E. Without acknowledging the validity of BLAST’s, the Holders’s or Trident’s differences, and in order for BLAST and the Holders to settle all differences between them related to fees payable under the Placement Agent Agreement, and in consideration of the mutual covenants, agreements and promises set forth in this Agreement, and other good and valuable consideration, each party to this Agreement agrees as follows:

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.	CASH FEE AND DEBT CONVERSION.

a.
The Company and the Holders agree that payment of any cash fees to the Holders under the Placement Agent Agreement shall be as follows: Brian Frank: $23,980, and Lewis Mason: $23,980 (“Cash Fee”).  The Cash Fee is due and payable by the Company to the Holders prior to December 31, 2012.

b.
The Holders hereby agree, subject to the conditions set forth herein, to convert the Cash Fee into shares of the Company's common stock (the “Common Stock” and the "Conversion Shares") at a conversion price of Two Cents ($0.02) per share (the "Debt Conversion"), automatically and without further action on behalf of the Holder, at the option of the Company prior to December 31, 2012.  The number Conversion Shares received by the Holders shall be adjusted in connection with the contemplated reverse stock split, which shall occur immediately prior to any amendment of the Company’s Certificate of Formation, or any other any recapitalization, dividend, or stock split of the Company.

c.
Each Holder severally and not jointly agrees that, so long as this Agreement is in effect, he or she shall forbear from initiating against the Company, or any of subsidiaries, respective directors, officers, shareholders or affiliates, any lawsuit or other proceeding based upon, or arising out of, or in connection with, the Cash Fee.

2.	AMENDED WARRANT AGREEMENT.

a.
The Holders hereby agree that the previously Original Warrant Agreement in the amount of 480,000 shares to each of Brian Frank and Lewis Mason is rescinded and hereby amended and restated in its entirety in the form attached hereto as Exhibit A and Exhibit B attached hereto.

3.	REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Holder as follows:

a.
The Conversion Shares to be issued and delivered to the Holder upon conversion of the Cash Fee will have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable. The issuance of the Conversion Shares will be exempt from registration pursuant to Section 4(2) or Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act") and such Conversion Shares be "restricted securities" as defined under Rule 144 promulgated under the Securities Act.

b.
The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

c.
No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

d.
The Company has made available to the Holder prior to the execution of this Agreement true and complete copies of all quarterly, annual and current reports and other statements filed by it with the Commission as of the date of this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Each Holder, severally and not jointly, hereby represents and warrants to the Company as follows:

a.
Each Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms.

b.	Each Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

c.
Each Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act, as presently in effect, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

d.
Each Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making it decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to such Holder.

e.
Each Holder acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement.  Holder represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Holder deemed necessary, and Holder acknowledge that this Agreement may have adverse tax consequence for the Holder.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law, including but not limited to any decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.  The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to affect the intentions of the parties and this Agreement.

5.	RELEASE. The parties hereby acknowledge that:

a.	Neither Holder shall be entitled to any other future payments pursuant or related to the Placement Agent Agreement by Trident and/or Blast, now or in the future.

b.
Except for any obligations imposed by this Agreement, each of the Holders, and BLAST, and, as applicable, each of their respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, managers, shareholders, members, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, hereby release and forever discharge the other party and each of its respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, with respect to any and all claims, demands, liabilities, obligations, debts, attorneys’ fees, costs, accounts, actions, or causes of action which the Holders or BLAST now have, claim to have or at anytime hereafter may have or claim to have, in law or equity, whether known or unknown, which pertain to or which arise out of the Placement Agent Agreement.

c.
As a condition of this Agreement and in furtherance of the release provisions set forth in this Agreement, the Holders and BLAST expressly waive any and all rights and benefits conferred upon them by the provisions of section 1542 of the Civil Code of the State of California with respect to any of the matters described or set forth in this Agreement.  Section 1542 of the Civil Code of the State of California states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

d.
Except for matters expressly represented or recited in this Agreement, the facts and law in relation to this matter and the claims released by the terms of this Agreement may turn out to be different from the facts or law as now known to each party and/or its agents and/or representatives, including its counsel.  Each party expressly assumes the risk of the existence of different or presently unknown facts or law and agrees that this Agreement shall in all respects be effective and binding as to each party despite the possibility of the existence of different or new facts or law.

e.
Each of the parties represents and warrants that it has not heretofore assigned, transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any of the claims released in this Agreement.  Each of the parties agrees that it shall indemnify each of the other parties, including with respect to any attorneys’ fees and costs, and hold each of the other parties harmless from and against any claims based on or arising from any such assignment, transfer or subrogation, or any attempted assignment, transfer or subrogation, of any of the claims released in this Agreement.

f.
Each of the parties agrees to execute and deliver to each other party all necessary documents and to take such additional action as may be necessary or reasonably required to effectuate the terms, conditions, provisions, and intent of this Agreement.

g.
Each party executing this Agreement and/or any other documents related to the settlement between the parties represents and warrants that he or it has been duly authorized to execute this Agreement and any such other related documents.

For clarification and notwithstanding the foregoing or anything to the contrary other than as expressed stipulated in paragraph 2 above, all forms of equity previously issued by BLAST to the Holders, or their successors, assigns or transferees, in connection with services performed under the Placement Agent Agreement, including but not limited to issuances of stock and/or unexercised warrants, shall continue to remain outstanding and/or exercisable in accordance with their respective terms, and remain in full force and effect.

6.	MISCELLANEOUS.

a.	Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

b.
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

c.
This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed and construed in accordance with the laws of said State.  Any proceeding arising under this Agreement shall be instituted in the State of Texas, City of Houston under binding arbitration.

d.	All obligations of the Company and rights of the Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.

e.
This Agreement shall be binding upon the Company, the Holder and their respective successors and assigns, and shall inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

f.
The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

g.	Trident is a third-party beneficiary under this Agreement.

h.	All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

i.
This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

j.
Each party hereto shall pay its own costs and expenses, attorneys' fees, incurred by it with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive termination of the Agreement.

k.
 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

l.
SPECIFIC PERFORMANCE. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY REMEDY AT LAW FOR ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT WOULD BE INADEQUATE, AND EACH PARTY HERETO HEREBY CONSENTS TO THE GRANTING BY ANY COURT OF AN INJUNCTION OR OTHER EQUITABLE RELIEF, WITHOUT THE NECESSITY OF ACTUAL MONETARY LOSS BEING PROVED, IN ORDER THAT THE BREACH OR THREATENED BREACH OF SUCH PROVISIONS MAY BE EFFECTIVELY RESTRAINED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

TAX ID:	TAX ID:

EXHIBITS

EXHIBIT A: WARRANT AGREEMENT FRANK
EXHIBIT B: WARRANT AGREEMENT MASON